Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)
	Three Months Ended June			Year-to-Date June
	2020	2019	% Change	2020	2019	% Change
Southern Company[1,2] –
Operating Revenues	$4,620	$5,098	(9.4)%	$9,638	$10,510	(8.3)%
Earnings Before Income Taxes	626	1,076	(41.8)%	1,611	4,494	(64.2)%
Net Income Available to Common	612	899	(31.9)%	1,480	2,982	(50.4)%

Alabama Power –
Operating Revenues	$1,365	$1,513	(9.8)%	$2,716	$2,921	(7.0)%
Earnings Before Income Taxes	395	388	1.8%	762	671	13.6%
Net Income Available to Common	298	296	0.7%	578	513	12.7%

Georgia Power –
Operating Revenues	$1,928	$2,117	(8.9)%	$3,754	$3,951	(5.0)%
Earnings Before Income Taxes	319	577	(44.7)%	665	970	(31.4)%
Net Income Available to Common	308	448	(31.3)%	638	759	(15.9)%

Mississippi Power –
Operating Revenues	$283	$313	(9.6)%	$559	$600	(6.8)%
Earnings Before Income Taxes	41	42	(2.4)%	79	86	(8.1)%
Net Income Available to Common	39	37	5.4%	71	74	(4.1)%

Southern Power[2] –
Operating Revenues	$439	$510	(13.9)%	$814	$953	(14.6)%
Earnings Before Income Taxes	74	152	(51.3)%	125	170	(26.5)%
Net Income Available to Common	63	174	(63.8)%	138	230	(40.0)%

Southern Company Gas –
Operating Revenues	$636	$689	(7.7)%	$1,885	$2,163	(12.9)%
Earnings Before Income Taxes	87	112	(22.3)%	441	459	(3.9)%
Net Income Available to Common	71	106	(33.0)%	346	376	(8.0)%

Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.
(1)	Earnings comparisons to the prior year were significantly impacted by the preliminary gain associated with the sale of Gulf Power Company on January 1, 2019.
(2)	Earnings and revenue comparisons to the prior year were significantly impacted by Southern Power Company's dispositions of Plant Nacogdoches on June 13, 2019 and Plant Mankato on January 17, 2020.